Report of Independent
Registered Public
Accounting Firm
To the Shareholders
 and
Board of Trustees of
Federated Income
Securities Trust
In planning and
performing our audit
of the financial
statements of Federated
Capital Income
Fund (the "Fund"), a
portfolio of Federated
Income Securities Trust,
as of and for the year
ended
November 30, 2010,
in accordance with the
standards of the Public
Company Accounting
Oversight Board (United
 States), we considered
the Fund's internal
control over financial
reporting, including
controls over safeguarding
securities, as a basis
for designing our auditing
procedures for the
purpose of expressing
our opinion on the
financial statements
and to comply
with the requirements
of Form N-SAR, but not
for the purpose of
expressing an opinion
on the
effectiveness of the
Fund's internal control
over financial reporting.
Accordingly, we express no
such opinion.
Management of the Fund is
responsible for establishing
and maintaining effective
internal control
over financial reporting.
In fulfilling this
responsibility, estimates
and judgments by management
are required to assess the
expected benefits and
related costs of controls.
A company's internal
control over financial
reporting is a process
designed to provide
reasonable assurance
regarding
the reliability of financial
reporting and the
preparation of financial
statements for external
purposes in accordance
with generally accepted
accounting principles. A
company's internal
control over financial
reporting includes those
policies and procedures
that (1) pertain to the
maintenance of records
that, in reasonable detail,
accurately and fairly
reflect the transactions
and
dispositions of the assets
of the company; (2) provide
reasonable assurance that
transactions are
recorded as necessary to
permit preparation of
financial statements in
accordance with generally
accepted accounting
principles, and that
receipts and expenditures
of the company are being
made
in accordance with
authorizations of management
and directors of the
company; and (3) provide
reasonable assurance
regarding prevention or
timely detection of the
unauthorized acquisition,
use, or disposition of the
company's assets that could
have a material affect on
the financial
statements.
Because of its inherent
limitations, internal
control over financial
reporting may not prevent or
detect misstatements.
Also, projections of
any evaluation of
effectiveness to future
periods are
subject to the risk that
controls may become
inadequate because of
changes in conditions,
or that
the degree of compliance
with the policies or
procedures may deteriorate.
A deficiency in internal
control over financial
reporting exists when the
design or operation of a
control does not allow
management or employees,
in the normal course of
performing their
assigned functions, to
prevent or detect
misstatements on a timely
basis. A material
weakness is a
deficiency, or a
combination of deficiencies,
in internal control over
 financial reporting,
such that
there is a reasonable
possibility that a material
misstatement of the Fund's
 annual or interim
financial statements will
not be prevented or
detected on a timely basis.
Our consideration of
the Fund's internal
control over financial
reporting was for the
limited
purpose described in the
first paragraph and would
not necessarily disclose
all deficiencies in
internal control that might
be material weaknesses under
standards established by
the Public
Company Accounting
Oversight Board (United
States). However, we noted
no deficiencies in the
Fund's internal control
over financial reporting
and its operation, including
controls over
safeguarding securities that
we consider to be a material
weakness as defined above as of
November 30, 2010.
This report is intended
solely for the information
and use of management and
the Board of
Trustees of Federated
Income Securities Trust
and the Securities and
Exchange Commission and
is not intended to be and
should not be used by anyone
other than those specified
parties.
Boston, Massachusetts
January 25, 2011